Exhibit 10.8

AMENDMENT NO. 2 TO SUBLEASE

THIS AMENDMENT NO. 2 (the “Second Amendment”) is effective as of June 1, 2010 (the “Second Amendment Effective Date”) by and between Solazyme (“Solazyme”) and FibroGen, Inc. (“FibroGen”). This Second Amendment amends the Sublease entered into by and between Solazyme and FibroGen on December 31, 2009 (the “Sublease”), as amended pursuant to the First Amendment on January 29, 2010 (the “Prior Amendment”). The Sublease, the Prior Amendment and this Second Amendment are collectively, the “Agreement”.

WHEREAS, Solazyme and FibroGen desire to amend the provisions of the Sublease pursuant to the provisions set forth in this Second Amendment for the purpose of correcting the security deposit of the Sublease

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

(1)	Unless otherwise defined herein, all capitalized terms and phrases used in this Second Amendment shall have the meaning ascribed to them in the Sublease as amended by the Prior Amendment.

(2)	Section 9.1 of the Sublease is hereby deleted in its entirety and replaced with the following:

“9.1 On or before the date of final signature by both parties hereto and receipt of the consent of the Master Landlord to this Sublease, Solazyme shall prepay the third month’s Base Rent (Month 3) and as security for the full and faithful performance of each provision of this Sublease to be performed by Solazyme, deposit with FibroGen a sum equal to one hundred and fifty percent (150%) of the tenth’s month’s Base Rent (Month 10) (the “Security Deposit”). The Security Deposit shall be in the form of an irrevocable standby letter of credit, in form reasonably satisfactory to Sublandlord. Solazyme shall furnish proof of such standby letter of credit at least ten (10) days prior to the Commencement Date.”

(3)

This Second Amendment, together with the Sublease as amended by the Prior Amendment, contains the entire understanding of the Parties with respect to the subject matter hereof. Except as otherwise provided herein and in the Prior Amendment, the Sublease has not been modified or amended and remains in full force and effect. All express or implied agreements and understandings that conflict with the terms of this Second Amendment, either oral or written, heretofore made with respect to subject matter herein are expressly superseded by this Second Amendment.

(4)

This Second Amendment may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Counterparts may be signed and delivered by facsimile and/or via portable document format (pdf) (or similar format), each of which shall be binding when sent.

IN WITNESS WHEREOF, the Parties have executed this Second Amendment to the Sublease as of Second Amendment Effective Date.

FIBROGEN, INC.		SOLAZYME

By:	/s/ Pat Cotroneo	By:	/s/ Tyler Painter
Name:	Pat Cotroneo	Name:	Tyler Painter
Title:	CFO	Title:	CFO
Date:	06/03/10	Date:	06/01/10